                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Insurance Auto Auctions, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-48805 and 333-117076) on Form S-8 of Insurance Auto Auctions, Inc. and subsidiaries of our report dated April 15, 2005 with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 26, 2004 and the effectiveness of internal control over financial reporting as of December 26, 2004, which report appears in the December 26, 2004 annual report on Form 10-K/A of Insurance Auto Auctions, Inc.

/s/ KPMG LLP
Chicago, Illinois
April 15, 2005